UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2023

UNITED HOMES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39936	85-3460766
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

90 N Royal Tower Drive Irmo, South Carolina	29063
(Address of principal executive offices)	(Zip Code)

(212) 572 - 6260

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	UHG	NASDAQ Global Market
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	UHGWW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

Overview

On March 30, 2023 (the “Closing Date”), DiamondHead Holdings Corp., a Delaware corporation (“DHHC” and, after the consummation of the Business Combination as described below, United Homes Group, Inc. (“UHG” or the “Company”), consummated its previously announced business combination pursuant to the terms of the Business Combination Agreement, dated as of September 10, 2022 (the “Business Combination Agreement”), by and among DHHC, Hestia Merger Sub, Inc., a South Carolina corporation and wholly-owned subsidiary of DHHC (“Merger Sub”), and Great Southern Homes, Inc., a South Carolina corporation (“GSH”). Pursuant to the terms of the Business Combination Agreement, Merger Sub merged with and into GSH (the “Business Combination”), with GSH surviving the merger as a wholly-owned subsidiary of the Company. In connection with the consummation of the Business Combination on the Closing Date, DHHC changed its name from DHHC to United Homes Group, Inc. Capitalized terms used, but not defined, herein have the meanings assigned to them in the registration statement on Form S-4 filed by DHHC with the United States Securities and Exchange Commission (the “SEC”) (SEC File No. No. 333-267820), which was declared effective on February 14, 2023 and included a proxy statement and a prospectus of DHHC (the “Definitive Proxy”).

At the special meeting of the DHHC shareholders held on March 23, 2023 (the “Special Meeting”), the DHHC shareholders considered and adopted, among other matters, the Business Combination Agreement and the other proposals related thereto described in the Definitive Proxy, including the approval of a dual-class structure for the Company, comprised of UHG Class A common stock, par value $0.0001 per share (the “UHG Class A Common Shares”), which carry one vote per share, and UHG Class B common stock, par value $0.0001 per share (the “UHG Class B Common Shares”, and together with the UHG Class A Common Shares, the “UHG Common Shares”), which carry two votes per share.

Business Combination Agreement

In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the effective time of the Business Combination (the “Effective Time), (i) holders of GSH Common Shares (as defined herein) received aggregate upfront consideration of (1) 373,473 UHG Class A Common Shares, (2) 36,973,877 UHG Class B Common Shares, (3) 905,930 UHG Class A Common Shares underlying the Rollover Options (as defined herein) and (4) 1,867,368 UHG Class A Common Shares underlying the Assumed Warrants (as defined herein) and (ii) holders of GSH Common Shares (as defined herein), GSH Options (as defined herein) and GSH Warrants (as defined herein) received a contingent right to receive up to an additional 20,000,000 UHG Common Shares (the “Earn Out Shares”) upon the achievement of certain earn-out targets.

At the Effective Time:

i.	Each share of GSH Class A common stock, no par value (“GSH Class A Common Shares”) and each share of GSH Class B common stock, no par value (“GSH Class B Common Shares” and, together with GSH Class A Shares, the “GSH Common Shares”) issued and outstanding as of immediately prior to the Effective Time (excluding shares owned by GSH as treasury stock or dissenting shares) was cancelled and converted into (x) the right to receive the Per Share Upfront Consideration and (y) the contingent right to receive Earn Out Shares as set forth in the consideration schedule delivered by GSH to DHHC at closing in accordance with the terms of the Business Combination Agreement (the “Consideration Schedule”). The “Per Share Upfront Consideration” is the right to receive such number of UHG Class B Common Shares (in respect of GSH Class B Common Shares issued and outstanding immediately prior to the Effective Time) or UHG Class A Common Shares (in respect of GSH Class A Common Shares issued and outstanding immediately prior to the Effective Time) equal to the Exchange Ratio. Each of the GSH Common Shares issued and outstanding immediately prior to the Effective Time was exchanged for 373.47 shares of our Common Stock, the (“Exchange Ratio”), expressed on an as-exercised and as-converted to GSH Common Shares basis (including any GSH Common Shares underlying GSH Options (on a net exercise basis) or GSH Warrants) (collectively, “GSH Outstanding Shares”).

ii.	Each option to purchase GSH Common Shares (each, a “GSH Option”) outstanding and unexercised as of immediately prior to the Effective Time was cancelled in exchange for an option to purchase a number of UHG Class A Common Shares (“Rollover Options”) equal to (x) the number of GSH Common Shares subject to such GSH Options immediately prior to the Effective Time multiplied by (y) the Exchange Ratio, at an exercise price per share equal to (A) the exercise price per GSH Common Share of such GSH Option immediately prior to the Effective Time divided by (B) the Exchange Ratio, as set forth in the Consideration Schedule. Subject to certain exceptions, each Rollover Option is subject to the same terms and conditions as were applicable to the GSH Option immediately prior to the Effective Time.

iii.	Each warrant to purchase GSH Common Shares (each, a “GSH Warrant”) outstanding and unexercised as of immediately prior to the Effective Time was converted into a warrant to acquire a number of UHG Class A Common Shares (“Assumed Warrants”) equal to (x) the number of GSH Common Shares subject to such GSH Warrants immediately prior to the Effective Time multiplied by (y) the Exchange Ratio, at a strike price per share equal to (A) the strike price per GSH Common Share of such GSH Warrant immediately prior to the Effective Time divided by (B) the Exchange Ratio, as set forth in the Consideration Schedule. Subject to certain exceptions, each Assumed Warrant is subject to the same terms and conditions as were applicable to the GSH Warrant immediately prior to the Effective Time.

A description of the Business Combination and the terms of the Business Combination Agreement are included in the Definitive Proxy. The foregoing description is a summary only and is qualified in its entirety by the full text of the Business Combination Agreement, a copy of which is attached hereto as Exhibit 2.1, which is incorporated by reference herein. The material terms of the Business Combination are described in the sections titled “The Business Combination” and “The Business Combination Agreement” beginning on page 206 and 235, respectively, of the Definitive Proxy, which are incorporated herein by reference.

Subscription Agreements

On the Closing Date, (i) certain investors (“PIPE Investors”) purchased from the Company an aggregate of (A) 471,500 shares of UHG Class A Common Shares at a purchase price of $10.00 per share, and (B) 117,875 UHG Class A Common Shares at a purchase price of $0.01 per share for gross proceeds to the Company of approximately $4.7 million, pursuant to separate subscription agreements entered into on March 23, 2023 (the “PIPE Subscription Agreements”) and (ii) certain investors (“Lock-Up Investors”) purchased from the Company an aggregate of 421,100 UHG Class A Common Shares at a purchase price of $0.01 per share, pursuant to certain share lock-up and non-redemption agreements entered into on March 23, 2023 (the “Share Lock-Up Agreements,” and together with the PIPE Subscription Agreements, the “Subscription Agreements”). Pursuant to the Subscription Agreements, the Company granted certain registration rights to the PIPE Investors and Lock-Up Investors with respect to their unregistered UHG Class A Common Shares. The obligations to consummate the transactions contemplated by the Subscription Agreements were conditioned upon customary closing conditions, including the consummation of the transactions contemplated by the Business Combination Agreement, including the Business Combination.

Pursuant to the terms of the Share Lock-Up Agreements and the PIPE Subscription Agreements, as applicable, each of the Lock-Up Investors and the PIPE Investors have agreed to subject all of the UHG Class A Common Shares held by each such investor following the consummation of the transactions contemplated by their respective Share Lock-Up Agreement or PIPE Subscription Agreement, as applicable (the “Lock-Up Shares”), to resale and transfer restrictions for a period of one year for 50% of such Lock-Up Shares and two years for the remaining 50% of such Lock-Up Shares, subject to customary exceptions. The foregoing resale and transfer restrictions may be released or waived by the Company; provided that to the extent any Lock-Up Investor or PIPE Investor is granted a release or waiver from such restrictions, other Lock-Up Investors and PIPE Investors with similar restrictions will generally be automatically granted a release or waiver from the similar restrictions affecting them to the same extent. On March 30, 2023, the Company notified each Lock-Up Investor that the Company was waiving the lock-up restriction contained in the Share Lock-Up Agreements.

The foregoing description of the Share Lock-Up Agreements and the PIPE Subscription Agreements is a summary only and is qualified in its entirety by the full text of the form of such agreements, which are attached as Exhibits 10.1 and 10.2 and respectively, to the Form 8-K that was filed with the SEC on March 28, 2023, and incorporated herein by reference.

Convertible Note Financing

On the Closing Date, certain investors (the “Convertible Note Investors”) purchased from the Company $80,000,000 in original principal amount of convertible promissory notes (the “Notes”) and, pursuant to the terms of share subscription agreements dated March 30, 2023, entered into between each Convertible Note Investor and the Company (the “Note Subscription Agreements”), an additional 744,588 UHG Class A Common Shares in a private placement PIPE investment (the “PIPE Investment”), pursuant to a note purchase agreement entered into on March 21, 2023 (the “Note Purchase Agreement”). The aggregate gross amount of the PIPE Investment was $75,000,000. The obligations to consummate the transaction contemplated by the Note Purchase Agreement was conditioned upon customary closing conditions, including the consummation of the transactions contemplated by the Business Combination Agreement, including the Business Combination.

Pursuant to the Note Purchase Agreement, the Company is obligated to prepare and file, no later than thirty (30) calendar days after the closing of the Note Purchase Agreement (the “Filing Deadline”), a registration statement to register the resale of the Notes and the UHG Class A Common Shares and any other securities of the Company that are issuable pursuant to the conversion or exercise of the Notes (together, the “Registrable Securities”), and to use its commercially reasonable efforts to have the registration statement declared effective no later than the sixtieth (60th) calendar day after the Filing Deadline or the fifth (5th) business day after the date that the Company is notified that the SEC will not review the registration statement, whichever is earlier. The Company has agreed to use its commercially reasonable efforts to keep any such registration statement effective and free of any material misstatements and omissions until the earlier of the date on which (i) the Convertible Note Investors cease to hold Registrable Securities and (ii) the Registrable Securities held by the Convertible Note Investors may be sold without restriction under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”).

The Note Purchase Agreement also requires that for so long as the UHG Class A Common Shares and Notes held by the Convertible Note Investors, together with their affiliates and permitted transferees, comprise at least 5% of the outstanding UHG Class A Common Shares of the Company on an as-converted basis, the Company will be required to obtain the prior written consent of Convertible Note Investors holding at least 75% of the Notes outstanding at the applicable time for any of the following actions: materially changing the principal business of the Company and its subsidiaries or entering into new lines of business or exiting the Company’s and its subsidiaries’ current line of business; entering into an agreement with respect to a change of control transaction involving the Company; consummating any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company or any of its subsidiaries or filing a petition under bankruptcy or insolvency law; changing the governing documents or capital structure of the Company or any of its subsidiaries in a manner that adversely affects the Convertible Note Investors; authorizing, creating, or issuing any class or series of equity securities or other capital stock of the Company that ranks senior to the shares underlying the Notes with respect to payment of dividends or distribution of assets by the Company; incurring or guarantying any indebtedness, other than (i) pursuant to GSH’s existing credit agreement with Wells Fargo Bank (the “Current Credit Agreement”) or (ii) pursuant to any line of credit similar to the Current Credit Agreement and utilized for financing the operation of the Company’s business, so long as (A) the amount outstanding under any such similar line of credit cannot, at any time, exceed a ratio of Indebtedness to stockholders equity of the Company and its subsidiaries on a consolidated basis of 2.5 to 1 for the period from the date of the Note Purchase Agreement through December 31, 2023 and 2.25 to 1 thereafter and (B) in the case of any line of credit entered into in addition to the Current Credit Agreement, such similar line of credit that does not permit the aggregate value of the total borrowing base that is attributable to “Speculative Housing Units” and “Model Housing Units” (each as defined in the existing credit agreement) to exceed 70% of the aggregate value of the total borrowing base and excludes any value of “Speculative Housing Units” and “Model Housing Units” in excess of the 70% limitation from the calculation of the aggregate value of the total borrowing base; paying or agreeing to pay any distribution or declaring any dividend on equity securities of the Company or any of its subsidiaries other than repurchases of any options or other securities from employees upon the end of their employment; entering into an agreement with respect to any acquisition of another business or person that requires payment of consideration greater than 400% of such business’s or person’s earnings before interest, tax, depreciation and amortization during the previous year; amending, modifying or supplementing any existing equity incentive plan or entering into a new equity incentive plan unless the new plan or supplement does not increase the number of shares issuable pursuant to all equity incentive plans to more than 10% of the then outstanding shares of the Company on a fully-diluted basis; entering into any agreement that would restrict the Convertible Note Investors’ consent rights under the Note Purchase Agreement or would require the Company or any of its subsidiaries to breach its obligations to the Convertible Note Investors under the Note Purchase Agreement; making any material tax decisions, elections or other determinations with respect to the Company or any of its subsidiaries; dissolving, liquidating, merging or selling the Company or substantially all of its assets; issuing, selling or otherwise transferring equity securities of any subsidiary of the Company to a person other than the Company or a wholly-owned subsidiary of the Company; selecting or changing the independent auditor to an auditor other than a nationally recognized accounting firm; and making any changes or modifications to the Company’s or any of its subsidiaries’ fiscal year.

For so long as any Notes remain outstanding, each Convertible Note Investor will have certain pre-emptive rights with respect to any issuance of any equity securities of the Company or any subsidiary of the Company that are issued after the closing of the Note Purchase Agreement, subject to certain exceptions, including for (i) securities issued as a dividend or distribution on a pro rata basis in accordance with the dividend and distribution provisions of the applicable entity’s governing documents, (ii) issuances of securities pursuant to any acquisition by the Company whereby the Company’s securities comprise, in whole or in part, the consideration paid by the Company in such transaction and which transaction has been approved by the board of directors of the Company, (iii) issuances of securities or options or rights to management, employees, independent directors, service providers and consultants on terms approved by the board of directors of the Company, (iv) issuances of securities issued as additional yield or return in respect of institutional indebtedness that is not issued to raise additional equity capital of the Company, (v) issuances of securities that are “debt-like”, (vi) issuances as a result of a stock split or reverse split, (vii) securities issued in connection with strategic partnerships or joint ventures approved by the board of directors of the Company, (viii) issuances of UHG Class A Common Shares upon conversion of Class B Common Stock, (ix) issuances of “Earn out Shares” as defined in the Business Combination Agreement, (x) securities issued pursuant to a firm commitment underwritten public offering registered pursuant to the Securities Act and (xi) any issuance by any subsidiary of the Company to the Company or another wholly-owned subsidiary of the Company.

The Note Purchase Agreement may be terminated at any time (i) by mutual written consent of the parties, (ii) by either the Company or the Convertible Note Investors, if the closing of the Business Combination and of the Note Purchase Agreement do not occur on or before April 28, 2023, provided that the right to terminate shall not be available to a party whose failure to materially comply with any of its obligations to the Note Purchase Agreement caused or resulted in the failure of either closing to occur, (iii) by either the Company or the Convertible Note Investors if any governmental entity issues any final and non-appealable injunction or order prohibiting the consummation of the transactions under the Note Purchase Agreement or the Business Combination Agreement, provided that the right to terminate shall not be available to a party that materially breaches its obligations to the Note Purchase Agreement or in any manner contributed to the injunction or order becoming final and non-appealable, (iv) by either the Company or the Convertible Note Investors, if the Business Combination Agreement is terminated in accordance with its terms or (v) by either the Company or the Convertible Note Investors, if the other party’s conditions to closing of the Note Purchase Agreement are not satisfied, or are not capable of being satisfied, on or prior to the closing of the Note Purchase Agreement.

In connection with the closing of the PIPE Investment, the Company and the Convertible Note Investors entered into the Notes. The Notes bear interest at the rate of fifteen percent (15.0%) per annum for the first four years following the Notes’ issue date (the Closing Date). The interest rate increases by one percent (1.0%) annually beginning on the fourth anniversary of the issue date of the Notes. The Notes mature and the entire unpaid principal amount and unpaid accrued interest on the Notes become payable on the fifth anniversary of the issue date.

Each Note (or any portion of a Note) is convertible at a holder’s option into UHG Class A Common Shares, at any time after the first anniversary of the closing date of the Business Combination until the maturity date of such Note, at a per share price equal to 80% of the value weighted average trading price per UHG Class A Common Share during the thirty (30) consecutive days prior to the first anniversary of the closing date of the Business Combination (such thirty-day period, the “Measurement Period”), subject to a floor price of $5.00 and a maximum price of $10.00 per share. The conversion price is subject to customary adjustments for certain corporate events as provided in the Notes. If any such event occurs, the number of shares of Common Stock issuable upon conversion may be higher than implied by the initial conversion price.

If a Change of Control Transaction (as defined in the Note Purchase Agreement) occurs, then each Convertible Note Investor may elect to be repaid in cash as of the closing of the Change of Control Transaction (with an additional premium payable if the closing is scheduled to occur before the end of the Measurement Period), convert the applicable Note into shares of the Company at the conversion price set forth in the Note (subject to certain adjustments if the Change of Control is scheduled to close before the end of the Measurement Period), or have the Note remain outstanding following the closing of the Change of Control Transaction.

The Notes may be redeemed by the Company at any time prior to sixty (60) days before the maturity date by payment of all principal amounts and interest remaining outstanding at the time of redemption plus an additional amount to compensate the Convertible Note Investors for the early repayment. The Notes are also subject to conversion at the option of the Company following the second anniversary of the closing of the Business Combination, but only if during a specified period following such second anniversary the UHG Class A Common Shares trade at a price equal to or over $13.50 per share.

In connection with the closing of the PIPE Investment, each Convertible Note Investor entered into a Note Subscription Agreement with the Company in respect of the Shares to be acquired by that Convertible Note Investor. Pursuant to the Note Subscription Agreements, the Convertible Note Investors have agreed, subject to certain exceptions, not to lend, offer, pledge, transfer or dispose of the Shares until the first anniversary of the closing of the Note Purchase Agreement.

Under the Note Subscription Agreement to be entered into by Conversant Opportunity Master Fund LP, a Cayman Islands exempted limited partnership (“Conversant Investor”) and the Company (the “Conversant Subscription Agreement”), the Conversant Investor will have the right to designate one (1) member of the board of directors of the Company as long as fifty percent (50%) of the original principal amount of the Notes is outstanding and has not been converted or cash settled. For so long as the Conversant Investor is entitled to designate a member of the board, the Company will not, without the prior written approval of the Conversant Investor’s designee to the board, increase the size of the board of the Company in excess of eleven (11) members or reduce the size of the board to fewer than eleven (11) members or to a size that would require the resignation of the Conversant Investor’s designee.

Pursuant to the Conversant Subscription Agreement the Conversant Investor is granted certain pre-emptive rights on substantially similar terms to those granted to the Convertible Note Investors under the Convertible Notes, for so long as any Notes remain outstanding. The Conversant Subscription Agreement also gives the Conversant Investor certain rights to consent to actions of the Company until the later of (i) the first anniversary of the closing of the transactions contemplated by the Note Purchase Agreement and (ii) such time as the total UHG Class A Common Shares and Notes held by the Conversant Investor, together with its affiliates and permitted transferees, falls below 5% of the outstanding UHG Class A Common Shares if all Notes held by the Conversant Investor had been converted into UHG Class A Common Shares at such time. These consent rights are substantially similar to those granted to the Investors under the Convertible Notes.

The foregoing description of the Note Purchase Agreement, Notes, Note Subscription Agreements and Conversant Subscription Agreement is a summary only and is qualified in its entirety by the full text of the forms of such agreements, which are attached to the Note Purchase Agreement that is attached as Exhibits 10.8 to the Company’s Current Report on Form 8-K filed March 22, 2023 and incorporated herein by reference.

Redemption

Holders of 109,426 shares of DHHC Class A common stock, par value $0.0001 per share (“DHHC Class A Common Shares) sold in DHHC’s initial public offering (the “Initial Shares”) properly exercised their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from DHHC’s initial public offering, calculated as of two business days prior to the consummation of the Business Combination, which was approximately $10.13 per share, or approximately $1.1 million in the aggregate (the “Redemptions”). The remaining balance immediately prior to the Closing Date of approximately $43.9 million remained in the trust account.

Immediately after giving effect to the Redemptions, the Business Combination, and the transactions contemplated by the Subscription Agreements and the Conversant Financing, there were 10,621,073 UHG Class A Common Shares, 36,973,877 UHG Class B Common Shares, 905,930 Rollover Options, 1,867,368 Assumed Warrants and UHG Public Warrants outstanding (not including unvested Earn Out Shares or unvested Sponsor Earnout Shares). On March 31, 2023, the UHG Class A Common Shares began trading on The Nasdaq Global Market (“Nasdaq”) under the symbol “UHG” and the UHG Public Warrants began trading on the Nasdaq under the symbol “UHGWW”. Immediately after giving effect to the Business Combination, (i) DHHC’s public shareholders prior to the consummation of the Business Combination and after giving effect to the Redemptions owned approximately 9% of the outstanding UHG Common Shares, (ii) the previous holders of GSH Common Shares owned approximately 78% of the outstanding UHG Shares (not including UHG Common Shares issues to such holders in exchange for DHHC Common Shares acquired by such holders prior to the Business Combination), (iii) the Sponsor and related parties along with certain legacy directors of the Company collectively owned approximately 9% of the outstanding UHG Common Shares, and (iv) the PIPE Investors, Convertible Note Investors, and the Lock-Up Investors owned approximately 4% of the outstanding UHG Common Shares.

Terms used but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the Definitive Proxy and such definitions are incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement

Amended and Restated Registration Rights Agreement

On the Closing Date, in connection with the completion of the Business Combination and as contemplated by the Business Combination Agreement, the Company, DHP SPAC-II Sponsor LLC (the “Sponsor”), certain former security holders of DHHC and certain former stockholders of GSH entered into an Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”), pursuant to which, among other things, the Sponsor, the other DHHC securityholders party thereto and the GSH stockholders party thereto (i) agreed not to effect any sale or distribution of any of their equity securities of UHG during the Lock-up Period other than pursuant to certain exceptions described therein and (ii) granted certain registration rights with respect to their UHG Class A Common Shares. The material terms of the A&R Registration Rights Agreement are described in the section of the Definitive Proxy beginning on page 253 titled “Other Agreements—Amended and Restated Registration Rights Agreement.” Such description is qualified in its entirety by the text of the A&R Registration Rights Agreement, which is included as Exhibit 10.2 to this Report and is incorporated herein by reference.

Indemnification Agreements

On the Closing Date, the Company entered into indemnification agreements with each of its directors and officers. These indemnification agreements require the Company to indemnify its directors and officers for certain reasonable expenses, including attorneys’ fees and retainers, court costs, witness and expert costs, incurred by a director or officer in any action or proceeding and any appeal to an action or proceeding arising out of their services as one of the Company’s directors or executive officers and any other company or enterprise to which the person provides services at the Company’s request.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement, a copy of which is attached hereto as Exhibit 10.4 and are incorporated herein by reference.

Incentive Plan

At the Special Meeting, DHHC shareholders approved the United Homes Group, Inc. 2023 Equity Incentive Plan (the “2023 Plan”) and reserved an amount of shares of common stock equal to 10% of the fully diluted issued and outstanding UHG Common Shares following the Business Combination for issuance thereunder. The 2023 Plan was approved by the DHHC shareholders on March 23, 2023. The 2023 Plan became effective immediately upon the Closing of the Business Combination.

A more complete summary of the terms of the 2023 Plan is forth in the section entitled “Proposal No. 6—The Incentive Plan Proposal” beginning on page 110 of the Definitive Proxy, which is incorporated herein by reference. That summary and the foregoing description are qualified in their entirety by reference to the complete text of the 2023 Plan, a copy of which is attached as an Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. The material provisions of the Business Combination Agreement are described in the Definitive Proxy beginning on page 235 in the section titled “The Business Combination Agreement”, which description is incorporated herein by reference.

On the Closing Date, the following transactions (collectively, the “Transactions”) were completed:

●	Merger Sub merged with and into GSH, with GSH surviving the merger as a wholly-owned subsidiary of the Company;

●	all GSH Class A Common Share issued and outstanding prior to the Closing Date were exchanged for 373,473 UHG Class A Common Shares;

●	each GSH Class B Common Share issued and outstanding prior to the Closing Date was exchanged for 36,973,877 UHG Class B Common Shares;

●	all outstanding options of GSH to acquire GSH Class A Common Shares were assumed by the Company and converted into options to acquire an aggregate of approximately 905,930 UHG Class A Common Shares;

●	all outstanding warrants to purchase GSH Class A Common Shares were assumed by the Company and converted into warrants to purchase an aggregate of approximately 1,867,368 UHG Class A Common Shares;

●	8,625,000 outstanding shares of DHHC Class B common stock held by the Sponsor converted into an aggregate of 4,160,931 UHG Class A Common Shares, all of which are subject to resale or transfer restrictions;

●	the Company issued an aggregate of 1,755,063 UHG Class A Common Shares to the PIPE Investors, Lock-Up Investors, and the Convertible Note Investors, pursuant to the terms of the PIPE Subscription Agreements, Share Lock-Up Agreements and the PIPE Investment.

As of the Closing Date and following the completion of the Business Combination, the Combined Company had the following outstanding securities:

●	10,621,073 UHG Class A Common Shares;

●	36,973,877 UHG Class B Common Shares;

●	2,966,664 warrants to purchase approximately 2,966,664 UHG Class A Shares, each exercisable at a price of $11.50 per share, issued in connection with the DHHC initial public offering and are held by the Sponsor and the Anchor Investors;

●	8,625,000 warrants to purchase approximately 8,625,000 UHG Class A Shares, each exercisable at a price of $11.50 per share, issued in connection with the DHHC initial public offering;

●	1,867,368 Assumed Warrants to purchase approximately 1,867,368 UHG Class A Shares, each exercisable at a price of $4.05 per share;

●	905,930 Rollover Options to purchase approximately 905,930 UHG Class A Shares, each exercisable at a price of $2.81 per share.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the Company was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. As a result of the consummation of the Business Combination, the Company has ceased to be a shell company. Accordingly, the Company is providing below the information that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the Company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

This Report and the documents incorporated by reference herein include forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of the Company. These statements are based on the beliefs and assumptions of the management of the Company. Although the Company believes that its respective plans, intentions and expectations reflected in or suggested by these forward- looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes”, “estimates”, “expects”, “projects”, “forecasts”, “may”, “might”, “will”, “should”, “seeks”, “plans”, “scheduled”, “possible”, “anticipates”, “intends”, “aims”, “works”, “focuses”, “aspires”, “strives” or “sets out” or similar expressions.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. Forward-looking statements in this Report and in any document incorporated by reference herein may include, for example, statements about (i) our ability to maintain the listing of the UHG Class A Common Shares on Nasdaq following the Transactions; (ii) our ability to meet future liquidity requirements; (iii) our ability to realize the benefits expected from the Transactions; (iv) our ability to attract, train and retain effective officers, key employees or directors. These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this Report and the documents incorporated by reference herein are more fully described under the heading titled “Risk Factors” in this Report and beginning on page 30 of the Definitive Proxy Supplement. The risks described under the heading “Risk Factors” are not exhaustive. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on its business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of the Company prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this Current Report on Form 8-K and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this Current Report on Form 8-K. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company as of the date of this Report, and while such party believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

Business

The business of GSH is described in the exhibit titled, “Information about GSH” which is attached hereto as Exhibit 99.6 and is incorporated herein by reference. The business of DHCC is described in the exhibit titled, “Information about DHCC” which is attached hereto as Exhibit 99.7 and is incorporated herein by reference.

Risk Factors

The risk factors related to the GSH’s business and operations and the Transactions are set forth in the section titled “Risk Factors” beginning on page 30 of the Definitive Proxy and that information is incorporated herein by reference.

Financial Information

Reference is made to the disclosure set forth in Item 9.01 of this Report concerning the financial information of DHHC and GSH. Reference is further made to the disclosure contained in the Form 10-K filed by DHCC on March 28, 2023, in the sections titled, “Consolidated Financial Statements”, which includes the audited balance sheets of DHHC as of December 31, 2022 and 2021, and the related consolidated statements of operations, stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “DHHC financial statements”) which is included as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated herein by reference. In addition, the new DHHC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for the years ended December 31, 2022, and 2021, is included as Exhibit 99.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Reference is further made to the disclosure contained in the Form 8-K filed by DHCC on March 20, 2023 in the sections titled, “Audited Financial Statements for Great Southern Homes for the Year Ended December 31, 2022”, which includes the audited financial statements for GSH for the year ended December 31, 2022, including the carve-out balance sheets of the homebuilding operations of GSH, as of December 31, 2022 and 2021, and the related statements of income, changes in shareholders’ and other affiliates’ net investment and cash flows for the years ended December 31, 2022, 2021 and 2020, and the related notes (collectively referred to as the “GSH financial statements”) which is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. In addition, the new GSH’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for the years ended December 31, 2022, 2021, and 2020, is included as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference. In addition, the Unaudited Pro Forma Condensed Combined Financial Information for the period ended December 31, 2022 is included as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The new GSH’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for the years ended December 31, 2022, 2021, and 2020, is included as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference. In addition, the new DHHC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for the years ended December 31, 2022, and 2021, is included as Exhibit 99.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Properties

The properties of the Company are described in the sections titled “Information about GSH—Facilities” beginning on page 161 of the Definitive Proxy, and that information is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of the Company as of the Closing Date by:

●	each person known to the Company to be the beneficial owner of more than 5% of any class of the outstanding common stock of the Company;

●	each of the Company’s named executive officers and directors; and

●	all executive officers and directors of the Company as a group.

The beneficial ownership of shares of the Company’s common stock is based on (i) 10,621,073  UHG Class A Common Shares and (ii) 36,973,877 UHG Class B Common Shares issued and outstanding as of the Closing Date.

Beneficial ownership for the purposes of the following tables is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.

Name and Address of Beneficial Owner (1)	Number of UHG Shares Beneficially Owned	% of Class
Directors and Named Executive Officers
Michael Nieri	37,223,874	78.2%
Tom O’Grady	746,947	1.5%
David Hamamoto	3,923,173	8.1%
Eric S. Bland	123,750	*
James P. Clements	28,870	*
Robert Dozier	15,120	*
Jason Enoch	21,370	*
Nikki R. Haley	26,703	*
Alan Levine	883,870	1.9%
Michael Bayles	0	*
Robert Grove	0	*
Keith Feldman	521,867	1.1%
Shelton Twine	18,381,202	28%
All executive officers and directors as a group (13 individuals)	43,784,445	92.0%

Greater than Five Percent Holders:

Antara Capital (2)	4,455,318	9.1%

PWN Trust 2018	6,058,909	11.3%
MEN Trust 2018	6,058,909	11.3%
PMN Trust 2018	6,058,909	11.3%

*    Less than 1%

(1)	Unless otherwise noted, the business address of each of the following individuals is c/o United Homes Group, Inc., 90 N Royal Tower Drive, Irmo, South Carolina 29063.

(2)	The business address of Antara Capital is 55 Hudson Yards, 47th Floor, Suite C, New York, New York 10001.

Directors and Executive Officers

The Company’s directors and executive officers after the consummation of the Business Combination are described in in the section titled “Management of the Post-Combination Company Following the Business Combination” beginning on page 191 of the Definitive Proxy, and that information is incorporated herein by reference.

Directors

Pursuant to the approval of DHHC shareholders at the Special Meeting, the following persons constitute the Company’s board of directors (the “Board”) effective upon the Closing Date: Michael Nieri, Tom O’Grady, David Hamamoto, Eric S. Bland, James P. Clements, Robert Dozier, Jason Enoch, Nikki R. Haley, Alan Levine, and Michael Bayles. Each of Judith A. Hannaway, Jonathan A. Langer and Charles W. Schoenherr resigned as directors of the Company effective as of the Closing Date. Biographical information for these individuals is set forth in the section titled “Management of the Post-Combination Company Following the Business Combination” beginning on page 191 of the Definitive Proxy, which is incorporated herein by reference.

On March 30, 2023, the Board appointed Robert Grove as the initial director designee of Conversant Opportunity Master Fund LP ("Conversant"), pursuant to that certain Conversant Subscription Agreement, dated March 30, 2023, that provides that for so long as 50% of the original principal amount of convertible notes issued by the Company to Conversant and certain other investors are outstanding and have not been converted or cash settled, Conversant shall have the right to designate one member of the Board. To fulfill its obligations under the Conversant Subscription Agreement, the Company expanded the size of the Board to eleven (11) directors. Mr. Grove was elected to the Board as a Class II Director to fill the vacancy created by such expansion, to hold office until the earlier of (i) as per his class designation, the annual meeting of the Company at which his successor is elected and qualified or until his earlier death, resignation or removal, or (ii) such time as Conversant shall notify the Company of a successor designee.

Director Independence

NASDAQ listing standards require that a majority of our Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that David Hamamoto, James P. Clements, Robert Dozier, Jason Enoch, Nikki R. Haley, Alan Levine and Michael Bayles are “independent directors” as defined in the NASDAQ listing standards and applicable SEC rules.

Committees of the Board of Directors

Effective as of the Closing Date, the standing committees of the Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”), a nominating and corporate governance committee (the “Nominating Committee”) and the related party transactions committee (the “Related Party Transactions Committee”). Each of the committees report to the Board.

Effective as of the Closing Date, the Board appointed Messrs. Enoch, Bayles, Dozier and Levine to serve on the Audit Committee, with Mr. Enoch as chair. The Board appointed Messrs. Levine, Clements, Dozier and Enoch to serve on the Compensation Committee, with Mr. Levine as chair. The Board appointed Messrs. Dozier, Clements and Hamamoto and Mrs. Haley to serve on the Nominating Committee, with Mr. Dozier as chair. The Board appointed Messrs. Enoch, Levine, and Bayles to serve on the Related Party Transactions Committee, with Mr. Enoch as chair.

Executive Officers

Effective as of the Closing Date, Messrs. Hamamoto and Bayles resigned as Co-Chief Executive Officers. Effective as of the Closing Date, the Board appointed Michael Nieri to serve as President and Chief Executive Officer, Shelton Twine to serve as Chief Operating Officer, Tom O’Grady to serve as Chief Administrative Officer, Steve Lenker to serve as Executive Vice President, General Counsel, and Corporate Secretary, Dan Goldstein to serve as Executive Vice President – Finance, each of Pennington Nieri and Jeremy Pyle to serve as Co-Executive Vice President – Construction Services, Rob Penny to serve as Executive Vice President – Sales, and Allan Hutton to serve as Vice President – Investor Relations and Governmental Affairs. Biographical information for these individuals is set forth in the Definitive Proxy in the section titled “Management of the Post-Combination Company Following the Business Combination” beginning on page 191 of the Definitive Proxy, which is incorporated herein by reference.

Executive and Director Compensation

The Company intends to develop an executive compensation program that is designed to align compensation with the Company’s business objectives and the creation of shareholder value, while allowing the Company to attract, retain, incentivize and reward individuals who contribute to the long-term success of the Company. Decisions regarding the executive compensation program will be made by the Compensation Committee.

At the Special Meeting, DHHC shareholders approved the 2023 Plan. A description of the 2023 Plan is forth in the section entitled “Proposal No. 6—The Incentive Plan Proposal” beginning on page 110 of the Definitive Proxy, which is incorporated herein by reference. This summary is qualified in its entirety by reference to the complete text of the 2023 Plan, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference. Following the completion of the Business Combination, the Company expects that the Compensation Committee will make grants of awards under the 2023 Plan to eligible participants.

Indemnification of Directors and Officers

The information set forth under “Indemnification Agreements” under Item 1.01 of this Report is incorporated herein by reference.

Certain Relationships and Related Transactions

Certain relationships and related party transactions of the Company are described in the section titled “Certain Relationships and Related Party Transactions” beginning on page 283 of the Definitive Proxy, which is incorporated herein by reference.

Reference is made to the disclosure regarding director independence in the section of the Proxy Statement/Prospectus titled “Management of the Post-Combination Company Following the Business Combination – Director Independence,” which is incorporated herein by reference.

The information set forth under Item 5.02 “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers—Employment Agreements” of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

The information set forth in the section titled “Amended and Restated Registration Rights Agreements” in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Additionally, as described in the Company’s Current Report on Form 8-K filed on March 22, 2023, on March 22, 2023, the Company announced that it had entered into a Convertible Note Purchase Agreement, dated March 21, 2023 (the “Note Purchase Agreement”), by and among itself, GSH, and a group of investors party to that agreement (the “Conversant Investors”). Pursuant to the Note Purchase Agreement, on the Closing Date, the Conversant Investors purchased from the Company $80,000,000 in original principal amount of convertible promissory notes (the “Notes”) and, pursuant to the terms of share subscription agreements to be entered into between each Investor and the Company (as more fully described below, the “Subscription Agreements”), an additional 744,588 UHG Class A Common Shares in a private placement PIPE investment (the “Conversant PIPE Investment”). The aggregate gross amount of the Conversant PIPE Investment is $75,000,000.

As described in the Company’s Current Report on Form 8-K filed on March 28, 2023, in connection with the Company’s efforts to raise funds to meet the Minimum Cash Condition (as defined in the Business Combination Agreement), the Company entered into certain private placement transactions (collectively, the “Share Lock-Up Agreements”) with certain investors who purchased shares of the Company’s Class A Common Stock on the open market prior to March 16, 2023 (each a “Lock-Up Investor”), pursuant to which, and subject to and conditioned upon the satisfaction of the closing conditions set forth in the Share Lock-Up Agreements, the Company agreed to issue to each Lock-Up Investor 0.25 UHG Class A Common Shares (up to 421,100 UHG Class A Common Shares in the aggregate) for a purchase price of $0.01 per share, for each share of Company Class A Common Shares held by such Lock-Up Investor at the Closing of the Business Combination.

Also, on March 23, 2023, the Company and certain investors (the “PIPE Investors”) entered into subscription agreements (collectively, the “PIPE Subscription Agreements”) providing for the purchase by the PIPE Investors at the effective time of the Business Combination of an aggregate of 471,500 shares of UHG Class A Common Shares at a price per share of $10.00, and provided further that for each UHG Class A Common Share purchased by each PIPE Investor, UHG will issue to the applicable PIPE Investor 0.25 UHG Class A Common Shares (up to 117,875 UHG Class A Common Shares in the aggregate) for a purchase price of $0.01 per share for gross proceeds to UHG of approximately $4.7 million.

Legal Proceedings

From time to time, GSH is a party to ongoing legal proceedings in the ordinary course of business. GSH does not believe the results of currently pending proceedings, individually or in the aggregate, will have a material adverse effect on its business, financial condition, results of operations or liquidity.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Shares of DHHC’s Class A common stock were historically quoted on the Nasdaq Capital Market under the symbol “DHHC.” As of the Closing Date, there were approximately 470 holders of record of the UHG Class A Common Shares. The UHG Class A Common Shares began trading on NASDAQ under the symbol “UHG” on March 31, 2023.

The Company has not paid any cash dividends on its common stock to date. The payment of cash dividends in the future will be within the discretion of the Board and will depend on the Company’s revenues and earnings, if any, capital requirements and general financial condition. The Company’s ability to declare dividends may also be limited by certain restrictive covenants pursuant to any debt financing agreements.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth below under Item 3.02 of this Report concerning the issuance and sale by the Company of certain unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities

The description of the Company’s securities is contained in the section titled “Description of Capital Stock of the Post-Combination Company” beginning on page 268 of the Definitive Proxy, which is incorporated herein by reference.

Financial Statements and Supplementary Data

The information set forth under Item 9.01 of this Report is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Report is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K concerning the Convertible Notes offering, which is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth in the sections titled “Introductory Note—Subscription Agreements” and “Conversant Financing” above is incorporated into this Item 3.02 by reference.

The shares issued by the Company to the PIPE Investors and the Conversant Investors on the Closing Date were issued pursuant to and in accordance with the exemption from registration under the Securities Act of 1933, as amended (the Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

Immediately following the consummation of the Business Combination, the Company filed the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware, which was approved by the stockholders of the Company at the Special Meeting. On the Closing Date, the Board approved and adopted the Amended and Restated By-laws of the Company (the “Bylaws”) The material terms of the Certificate of Incorporation and the Bylaws and the general effect upon the rights of holders of UHG’s capital stock are discussed in the sections titled “Proposal No. 2—The Charter Approval Proposal,” “Proposal No. 3—The Governance Proposals” and “Description of Capital Stock of the Post-Combination Company” beginning on pages 98, 102 and 268, respectively, of the Definitive Proxy, which are incorporated by reference herein.

In accordance with Rule 12g-3(a) under the Exchange Act, the Company is the successor issuer to DHHC and has succeeded to the attributes of DHHC as the registrant. In addition, the shares of common stock of the Company, as the successor to DHHC, are deemed to be registered under Section 12(b) of the Exchange Act.

The disclosures set forth under the “Introductory Note,” in Item 1.01 and in Item 2.01 of this Report are also incorporated herein by reference. Copies of the Certificate of Incorporation and the Bylaws are included as Exhibits 3.1 and 3.2, respectively, to this Current Report and are incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The disclosure set forth in the “Introductory Note” and in Item 2.01 of this Report is incorporated herein by reference.

Immediately after giving effect to the Business Combination, there were 10,621,073 shares of UHG Class A Common Stock outstanding and 36,973,877 shares of UHG Class B Common Stock outstanding. As of such time, our named executive officers, directors and affiliates held or controlled 92% of our outstanding shares of Common Stock.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Officers and Directors

Upon the consummation of the Business Combination, and in accordance with the terms of the Business Combination Agreement, Judith A. Hannaway, Jonathan A. Langer and Charles W. Schoenherr ceased serving on the Company’s board of directors. David T. Hamamoto and Michael Bayles continue to serve on the Company’s board of directors.

Effective as of the Closing Date, Michael Nieri, Tom O’Grady, Eric S. Bland, James P. Clements, Robert Dozier, Jason Enoch, Nikki R. Haley, Robert Groves and Alan Levine were appointed as directors of the Company, to serve until the end of their respective terms and until their successors are elected and qualified. The Board appointed Messrs. Enoch, Bayles, Dozier and Levine to serve on the Audit Committee, with Mr. Enoch as chair. The Board has determined that Mr. Enoch qualifies as an audit committee financial expert within the meaning of SEC regulations, and all members meet the financial sophistication requirements of the NASDAQ Listing Rules. The Board appointed Messrs. Levine, Clements, Dozier and Enoch to serve on the Compensation Committee, with Mr. Levine as chair. The Board appointed Messrs. Dozier, Clements and Hamamoto and Mrs. Haley to serve on the Nominating Committee, with Mr. Dozier as chair. The Board appointed Messrs. Enoch, Bayles and Levine to serve on the Related Party Transactions Committee, with Mr. Enoch as chair.

Effective as of the Closing Date, each of Messrs. Hamamoto and Bayles resigned as Co-Chief Executive Officers of the Company, and Mr. Hamamoto resigned as the Chairman of the Company’s board of directors. Effective as of the Closing Date, the Board appointed Michael Nieri to serve as President and Chief Executive Officer, Shelton Twine to serve as Chief Operating Officer, Tom O’Grady to serve as Chief Administrative Officer, Steve Lenker to serve as Executive Vice President, General Counsel, and Corporate Secretary, Dan Goldstein to serve as Executive Vice President – Finance, each of Pennington Nieri and Jeremy Pyle to serve as Co-Executive Vice President – Construction Services, Rob Penny to serve as Executive Vice President – Sales, and Allan Hutton to serve as Vice President – Investor Relations and Governmental Affairs. Keith Feldman continues to serve as Chief Financial Officer.

Reference is also made to the disclosure described in the Definitive Proxy in the section titled “Proposal No. 4—The Director Election Proposal” beginning on page 104 and “Management of the Post-Combination Company Following the Business Combination” beginning on page 191 of the Definitive Proxy for biographical information about each of the directors and executive officers following the Business Combination, which is incorporated herein by reference.

On March 30, 2023, the Board appointed Robert Grove as the initial director designee of Conversant Opportunity Master Fund LP ("Conversant"), pursuant to that certain Conversant Subscription Agreement, dated March 30, 2023, that provides that for so long as 50% of the original principal amount of convertible notes issued by the Company to Conversant and certain other investors are outstanding and have not been converted or cash settled, Conversant shall have the right to designate one member of the Board. To fulfill its obligations under the Conversant Subscription Agreement, the Company expanded the size of the Board to eleven (11) directors. Mr. Grove was elected to the Board as a Class II Director to fill the vacancy created by such expansion, to hold office until the earlier of (i) as per his class designation, the annual meeting of the Company at which his successor is elected and qualified or until his earlier death, resignation or removal, or (ii) such time as Conversant shall notify the Company of a successor designee.

Mr. Grove is a Principal at Conversant since May 2020. Prior to that, from September 17 to June 2019, Mr. Grove served as a senior analyst at Viking Global Investors where he sourced and analyzed equity investments across the energy space. Before joining Viking, from January 2016 until August 2017, Mr. Grove worked at Anchorage Capital where he researched both debt and equity investments in the materials sector. Mr. Grove started his career in the restructuring group at Lazard where he provided advisory services to companies undergoing financial restructuring transactions. Mr. Grove received a B.S. in Economics with concentrations in Finance and Accounting from the University of Pennsylvania where he graduated summa cum laude and was elected to Beta Gamma Sigma.

2023 Equity Incentive Plan

At the Special Meeting, DHHC shareholders approved the 2023 Plan and reserved an amount of shares of common stock equal to 10% of the fully diluted issued and outstanding UHG Common Shares following the Business Combination for issuance thereunder. The 2023 Plan was approved by the DHHC shareholders on March 23, 2023. The 2023 Plan became effective immediately upon the Closing of the Business Combination.

A more complete summary of the terms of the 2023 Plan is forth in the section entitled “Proposal No. 6—The Incentive Plan Proposal” beginning on page 110 of the Definitive Proxy, which is incorporated herein by reference. That summary and the foregoing description are qualified in their entirety by reference to the complete text of the 2023 Plan, a copy of which is attached as an Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Employment Agreements

As a result of the Business Combination, UHG entered into employment agreements with the following of UHG’s executive officers: Michael Nieri (Chairman, Chief Executive Officer, President), Keith Feldman (Chief Financial Officer), Shelton Twine (Chief Operating Officer).(collectively, the “Employment Agreements”).

The employment agreements all provide for at-will employment that may be terminated by the Company for death or disability and with or without cause, by the executive with or without good reason, or mutually terminated by the parties. The employment agreements provide for a Base Severance Benefit (as defined in the Employment Agreements) of 24 months of base salary for Mr. Michael Nieri and 12 months of base salary for Mr. Feldman and Mr. Twine, as well as the Incentive Severance Benefit (as defined in the Employment Agreements) upon termination by the Company without cause or termination by the officer for good reason, subject to execution of a release of claims. The Executive Agreements provide for a base salary of $1,033,707 for Mr. Michael Nieri; $400,000 for Keith Feldman; and $338,635 for Mr. Twine. . Possible annual performance bonuses and equity grants under the equity incentive plan are to be determined by the Company’s Compensation Committee.

This summary is qualified in its entirety by reference to the text of the Employment Agreements, which are included as Exhibits 10.9, 10.10, and 10.11 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to the Articles of Incorporation or Bylaws.

Immediately prior to the consummation of the Business Combination, DHHC filed the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, and the Company adopted the Bylaws effective as of the Closing Date. The material terms of the Amended and Restated Certificate of Incorporation and the Bylaws and the general effect upon the rights of holders of the Company’s capital stock are discussed in the sections titled “Proposal No. 2—The Charter Approval Proposal,” “Proposal No. 3—The Governance Proposals” and ‘Description of Capital Stock of the Post-Combination Company” beginning on pages 98, 102 and 268, respectively, of the Definitive Proxy, which are incorporated by reference herein.

Copies of the Amended and Restated Certificate of Incorporation and the Bylaws are attached as Exhibit 3.1 and Exhibit 3.2 to this Report, respectively, and are incorporated herein by reference.

Item 5.06	Change in Shell Company Status.

As a result of the Business Combination, the Company ceased to be a shell company. The material terms of the Business Combination are described in the sections titled “The Business Combination” and “The Business Combination Agreement” beginning on page 206 and 235, respectively, of the Definitive Proxy, which are incorporated herein by reference. Further, the information set forth in the “Introductory Note” and under Item 2.01 of this Report is incorporated herein by reference.

Item 8.01	Other Events

The Company’s Class A common stock and Public Warrants are listed for trading on the Nasdaq Capital Market under the symbols “UHG” and “UHGWW,” respectively.

On March 30, 2022, the Company issued a press release announcing the completion of the Transactions, a copy of which is filed as Exhibit 99.8 hereto.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Information responsive to Item 9.01(a) of the Current Report on Form 8-K is set forth in the financial statements included in the Form 8-K which was filed with the Sec on March 20, 2023 which includes the audited financial statements for GSH for the year ended December 31, 2022, including the carve-out balance sheets of the homebuilding operations of GSH, as of December 31, 2022 and 2021, and the related statements of income, changes in shareholders’ and other affiliates’ net investment and cash flows for the years ended December 31, 2022, 2021 and 2020, and the related notes (collectively referred to as the “GSH financial statements”) which is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Further, information responsive to Item 9.01(a) of the Current Report on Form 8-K is set forth in the financial statements included in the Form 10-K filed by DHCC on March 28, 2023, which includes the audited balance sheets of DHHC as of December 31, 2022 and 2021, and the related consolidated statements of operations, stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “DHHC financial statements”) attached hereto as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated herein by reference.

(b)	Pro forma financial information.

The unaudited pro forma financial statements are filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

(d) Exhibits:

		Incorporated by Reference
Exhibit	Description	Form	Exhibit	Filing Date

2.1	Business Combination Agreement, dated as of September 10, 2022, among DHHC, Merger Sub and GSH.	S-4	2.1	2/14/2023
3.1	Certificate of Incorporation of United Homes Group, Inc.
3.2	Bylaws of United Homes Group, Inc.
4.3	Warrant Agreement between Continental Stock Transfer & Trust Company and DiamondHead Holdings Corp.	8-K	4.1	1/25/2021
10.1	Form of Subscription Agreement, by and between DiamondHead Holdings Corp and the investors party thereto.	S-1	10.9	1/15/2021
10.2	Amended and Restated Registration Rights Agreement, by and among DHHC, DHP SPAC-II Sponsor LLC, certain stockholders of DHHC and certain former stockholders of DHHC.	S-4	10.10	2/14/2023
10.3	GSH 2023 Equity Incentive Plan	S-4	10.12	2/14/2023
10.4	Form of Indemnification Agreement between the Company and certain of its officers and directors	S-1	10.7	1/15/2021
10.5	Letter Agreement, dated January 25, 2021, by and among DiamondHead Holdings Corp. and it executive officers, its directors, and DHP SPAC-II Sponsor LLC	8-K	10.1	1/25/2021
10.6	Form of Share Issuance and Lock-Up Agreement, by and among DHHC and the investor identified on the signature page thereto.	8-K	10.1	3/28/2023
10.7	Form of Subscription Agreement, by and among DHHC and the investor identified on the signature page thereto.	8-K	10.2	3/28/2023
10.8	Convertible Promissory Note Purchase Agreement, dated March 21, 2023	8-K	10.1	3/22/2023
10.9	Michael Nieri Employment Agreement
10.10	Keith Feldman Employment Agreement
10.11	Shelton Twine Employment Agreement
99.1	GSH Financial Statements	8-K	99.1	3/20/2023
99.2	Unaudited pro forma financial statements.
99.3	GSH Management’s Discussion & Analysis of Financial Condition and Results of Operations
99.4	DHCC Financial Statements
99.5	DHCC Management’s Discussion & Analysis of Financial Condition and Results of Operations
99.6	Information About GSH
99.7	Information About DHHC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2023

United Homes Group, Inc.

By:	/s/ Keith Feldman
Name:	Keith Feldman
Title:	Chief Financial Officer